UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 16, 2022
___________________________________
SHAPEWAYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-39092 (Commission File Number)	87-2876494 (I.R.S. Employer Identification Number)

30-02 48th Avenue Long Island City, NY		11101
(Address of principal executive offices)		(Zip Code)

(646) 979-9885
(Registrant's telephone number, including area code)
___________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	SHPW	New York Stock Exchange
Warrants, each warrant exercisable for one share of Common Stock for $11.50 per share	SHPW WS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 16, 2022, Shapeways Holdings, Inc. (the “Company”) announced the appointment of Joseph Andrew Nied as chief operating officer of the Company, effective May 16, 2022. A copy of the announcement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Prior to joining the Company, Mr. Nied, 46, served as chief supply chain officer of Gooten, a print on demand platform, from September 2020 to May 2022. Previously, Mr. Nied served as senior executive director, business services and community relations at Bucknell University, from September 2020 to September 2021. Prior to that, Mr. Nied was chief supply chain officer at Mimeo, a print on demand and digital distribution company, from September 2016 to August 2019, and served in various finance and operations roles at Mimeo from 2000 to 2016. Mr. Nied is trained in Lean Six Sigma (Green Belt) and holds a B.S. in finance from the Lehigh University College of Business.

In connection with Mr. Nied’s appointment as chief operating officer, Mr. Nied and the Company entered into an offer letter (the “COO Offer Letter”). Pursuant to the terms of the COO Offer Letter, Mr. Nied will receive an annual base salary of $340,000 (the “Base Salary”) and is eligible to receive a grant of equity awards under the Company’s 2021 Equity Incentive Plan with a grant date value of $750,000, consisting of restricted stock units (the “RSU Grant”). The RSU Grant, including the vesting terms thereof, is subject to approval by the Company’s compensation and human capital committee. Mr. Nied will also be eligible for a target annual discretionary cash bonus of 50% of his then-current Base Salary rate beginning in 2022, with a maximum target annual discretionary cash bonus of 200% of his then-current Base Salary rate in any year, prorated based on date of hire, pursuant to the Company’s annual incentive bonus plan (the "Bonus Plan").

Pursuant to the COO Offer Letter, Mr. Nied is entitled to certain severance benefits subject to specific requirements, including signing and not revoking a general waiver and release of claims. In the event Mr. Nied resigns for Good Reason or the Company terminates his employment without Cause (each as defined in the COO Offer Letter), then as a severance benefit Mr. Nied will be entitled to (i) six months of salary continuation at his then-current Base Salary rate, (ii) a prorated portion of the actual bonus he would have received under the Bonus Plan had his termination not occurred, (iii) any unpaid bonus that would been payable under the Bonus Plan for any fiscal year preceding the year in which termination occurs had Mr. Nied remained employed through the applicable payment date (the “Prior Year Bonus”), and (iv) should Mr. Nied elect COBRA coverage, continued Company contributions to the premium cost of such coverage (the “Continuation Coverage”) and that of his eligible dependents until the earlier of (a) the six-month anniversary of his termination date and (b) the date Mr. Nied begins new employment that offers group health coverage. However, if Mr. Nied resigns for Good Reason or the Company terminates Mr. Nied’s employment without Cause, in either case within 12 months of a Change in Control (as defined in the COO Offer Letter), then in lieu of the payments described above Mr. Nied will be entitled to (i) a lump sum cash payment equal to the sum of (1) 12 months of Base Salary at his then-current Base Salary rate and (2) a prorated portion of his target bonus, (ii) the Prior Year Bonus, (iii) twelve months of Continuation Coverage as described above, and (iv) immediate vesting in full of all service-based vesting conditions of all of his then-outstanding equity or equity-based incentive awards. Any such outstanding awards that are also subject to satisfaction of performance-vesting conditions will remain outstanding and will continue to be eligible to vest subject to the satisfaction of such conditions based on the actual results of applicable financial or other metrics. Any individual performance-based vesting conditions that are not based on objective financial performance criteria shall be deemed satisfied as of the date of termination. If the individual award agreement governing any such award provides for more favorable vesting treatment, then the more favorable treatment will apply to such award.

In connection with his appointment, Mr. Nied has entered into a proprietary information and inventions agreement with the Company, which contains (i) customary invention assignment and confidentiality provisions and (ii) non-compete and non-solicit covenants for 12 months post-termination of employment. Mr. Nied has also entered into the Company’s standard form of indemnification agreement.

Pursuant to the terms of the COO Offer Letter, Mr. Nied’s employment is at will and may be terminated at any time by the Company or Mr. Nied. The foregoing description of the COO Offer Letter is not complete and is qualified in its entirety by reference to the COO Offer Letter, which is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

There are no arrangements or understandings between Mr. Nied and any other persons pursuant to which he was appointed as chief operating officer of the Company. There are no family relationships between Mr. Nied and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. Mr. Nied is not a party to any current or proposed transaction with the Company for which disclosure is required under Item 404(a) of Regulation S-K.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated May 16, 2022
99.2	Offer Letter between Shapeways Holdings, Inc. and Joseph Andrew Nied, effective April 27, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shapeways Holdings Inc.

Dated: May 16, 2022	By:	/s/ Jennifer Walsh
	Name:	Jennifer Walsh
	Title:	Chief Financial Officer